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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in McKesson HBOC, Inc. Registration Statement Nos. 33-86536, 333-00611, 333-02871, 333-21931,
333-30104, 333-30216, 333-30218, 333-30220, 333-30222, 333-20224, 333-30226,
333-32643, 333-32645, 333-43101, 333-43079, 333-48337, 333-43068, 333-48339,
333-48859, 333-50261, 333-70501, 333-71917, 333-85965, 333-39952 and 333-39954,
on Form S-8, Registration Statement Nos. 333-26443, and Amendment No. 1 thereto, 333-85973, 333-50985 and 333-66359 on Form S-3 and Registration Statement Nos. 333-49119, and Amendment No. 1 thereto, and 333-56623 on Form S-4 of our report dated April 30, 2001 (which report refers to certain shareholder litigation as discussed in Financial Note 18 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of McKesson HBOC, Inc., for the year ended March 31, 2001.

DELOITTE & TOUCHE LLP

San Francisco, California
May 31, 2001